                                                                  Exhibit 3.9.1


                            CERTIFICATE OF INCORPORATION

                                         OF

                                EE ACQUISITION, INC.

                                     * * * * *

     1.  The name of the corporation is EE Acquisition, Inc..

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is Seven Hundred Fifty (750); all of such shares shall be without par value.

     5.  The name and mailing address of the incorporator is as follows:

     NAME                                    MAILING ADDRESS
     ----                                    ---------------

     T. L. Ford                         Corporation Trust Center
                                        1209 Orange Street
                                        Wilmington, Delaware 19801

     6. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this Seventh day of November, 1996.



                                        /s/ T. L. Ford
                                        ----------------------------------------
                                        T. L. Ford

                               CERTIFICATE OF AMENDMENT

                                          OF

                             CERTIFICATE OF INCORPORATION

                                          OF

                                 EE ACQUISITION, INC.

                                    ------------

     EE Acquisition, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,


     DOES HEREBY CERTIFY THAT:


     1. EE Acquisition, Inc. (hereinafter referred to as the "Corporation") was originally incorporated in the State of Delaware on November 7, 1996.


     2. By written consent of the Board of Directors and stockholders of the Corporation, this Certificate of Amendment of Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 141, 228 and 241 of the General Corporation Law of Delaware.


     3. Article 1 of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:


          1.   The name of the corporation is Elsinore Engineering, Inc.


     4. The capital of the Corporation shall not be reduced under or by reason of said amendment.

     5. In accordance with the provisions of Section 104 of the General Corporation Law of the State of Delaware, this Certificate of Amendment shall become effective upon its filing date.



     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed in its name and attested by its duly authorized officer, this 24th day of December, 1996.


                                   EE ACQUISITION, INC.


                              By:  /s/ R.G. MacDonald
                                   --------------------------------
                                   R.G. MacDonald, President



ATTEST




By:  /s/ Robert Rankin
     ------------------------------
     Robert Rankin, Secretary



                                          2